Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 05-09

Dev Ghose

Stuart Blackie

(206) 624-8100

Media Contact

Alan Oshiki

Broadgate Consultants, Inc.

(212) 232-2222

SHURGARD ANNOUNCES FIRST QUARTER 2005 RESULTS

SEATTLE, WASHINGTON, May 9, 2005 . . . Shurgard Storage Centers, Inc. (NYSE: SHU), a leading self-storage real estate investment trust in the United States and Europe, today released results for the quarter ended March 31, 2005. The Company announced that net income for the first quarter 2005 was $5.3 million, compared to a loss of $0.3 million reported in the first quarter of 2004. Basic and diluted net income per share attributable to common shareholders was $0.05 in first quarter 2005 compared to a loss of $0.07 in first quarter 2004.

The improvement in net income was driven by the continuing growth in U.S. and European Net Operating Income (NOI) and gains on the sale of certain domestic properties. Total Same Store revenue was up 7.5% and NOI after indirect and leasehold expenses was up 5.5% across all 540 Same Stores, compared to the same quarter in 2004. Two properties sold during the quarter generated gains in excess of $6.4 million on sales proceeds of approximately $13.0 million. These store-level improvements and gains were offset, in part, by increased real estate development expenses ($2.7 million) and unrealized foreign exchange losses ($1.9 million). Net income was also affected by increased interest expense ($4.3 million), as short-term domestic interest rates rose and short-term floating rate debt in Europe was replaced by a seven-year bond last October.

FFO attributable to common shareholders for the first quarter of 2005 was $15.5 million, down 8% from $16.9 million in the first quarter of 2004. FFO per share was $0.33 for the first quarter of 2005, compared to $0.36 for the same period in 2004. The computation of FFO excludes the gains on property sales described above but includes the unrealized foreign exchange loss ($0.04 per share higher than 2004).

The Company also announced that it had 12 new stores under construction in the U.S. and Europe as of the end of the quarter and had recently acquired or agreed to acquire nine existing stores in the U.S. (one during the first quarter for approximately $3.0 million and eight scheduled to close in May 2005 for a total cost of approximately $38.0 million).

Domestic Operating Results

During the first quarter of 2005, the Domestic Same Store segment generated growth in revenue of 5.8% and NOI before leasehold and indirect expenses of 4.8% over the first quarter of 2004. Growth in NOI after leasehold and indirect expenses in the quarter was 3.3% over the same quarter in 2004. David K. Grant, president and chief operating officer stated “U.S. same store NOI growth was in line with our expectations. We continue to see solid performance in most of our U.S. markets while, as anticipated, we are experiencing high growth in our indirect operating expenses reflecting the effect of our increase in accounting and related field positions.”

European Operating Results

At constant exchange rates, the Europe Same Store segment in the first quarter of 2005 generated increases in revenue of 13% and NOI before leasehold and indirect expenses of 15.5% over the first quarter of 2004. NOI after leasehold and indirect expenses in the quarter grew 17.1% compared to the same quarter in 2004. Strong revenue growth was due mainly to an increase in average occupancy in the Same Store portfolio from 66% to 73%. While results were generally encouraging, continued sluggish occupancy gains in some areas have led management to moderate its new store development pace from approximately 20 to 15 openings for 2005.

Portfolio

As of March 31, 2005, Shurgard operated an international network of 634 operating properties containing approximately 40 million net rentable square feet. The total includes 475 owned, partially owned or leased storage centers in operation in the United States, 24 stores in the United States that we manage for third parties and 135 owned or partially owned stores in Europe. Of the 610 owned, partially owned or leased stores in the United States and Europe, 540 are classified as Same Store and 70 are classified as New Store. Together, the Domestic and Europe New Store groups now represent 15% of Shurgard’s investment in storage centers, but these are not yet producing positive NOI after leasehold and indirect expenses, reflecting the early stage of rent-up of those properties.

During the first quarter of 2005, the Company opened no new stores in the U.S. or Europe but had 12 projects under construction (three in the U.S. and nine in Europe) as of the end of the quarter. In addition, there were 18 domestic stores undergoing redevelopment for an estimated cost of $15.7 million.

Executive Announcements

Shurgard announced that Steven De Tollenaere, Chief Financial Officer of Shurgard Europe, will assume the duties of Managing Director of Europe, from Bruno Roqueplo who will be leaving the Company to pursue other opportunities. Commenting on the change Mr. Grant stated “In his eight years with our European Company, Steven has developed a strong knowledge of the business and has established solid working relationships with our employees and our outside business partners. We wish to acknowledge Bruno’s contribution to Shurgard Europe and wish him well in his future endeavors.”

In other executive moves, the Company announced the hiring of Ray Loeffler as the new Regional Vice President for the Southeastern United States. Mr. Loeffler has spent many years in the retail industry, most recently as Senior Vice President of Store Operations for Eckerd Drug Stores and prior to that, a long career with the Macy’s department store group. Sydney Johnson-Gorrell has recently joined the company as its new Vice President of Human Resources. Previously, Ms. Johnson-Gorrell served for five years as the Senior Vice President of Human Resources and Administration for Wizards of the Coast, a subsidiary of Hasbro. Prior to that she spent ten years at Oberto Sausage Company where she was responsible for developing the Human Resources function.

Status of Management’s Report on Internal Control over Financial Reporting

On March 29, 2005, the Company reported that management had not completed its assessment of internal control over financial reporting as of December 31, 2004. Management is now nearing completion of its 2004 assessment. The Company expects to file an amendment to its Form 10-K for 2004 once management completes its assessment and the Company’s independent registered public accounting firm completes its attestation of management’s 2004 assessment of internal control over financial reporting.

Guidance for 2005

Previously, management had provided FFO guidance for 2005 of $2.25 to $2.40 per share and earnings guidance of $0.39 to $0.54 per share. We are revising that FFO guidance to $2.16 to $2.31 per share to include the $4.2 million ($0.09 per share) unrealized derivative and foreign exchange losses related to intercompany debt experienced in the first quarter. Earnings guidance remains unchanged.

Quarterly Management Conference Call

A conference call is scheduled for Wednesday, May 11, 2005, at 10:00 a.m. PDT to discuss the 2005 first quarter results. The public is invited to listen to the call live via the Internet by clicking the appropriate links on the Company’s website at http://investorrelations.shurgard.com. The call also is available live on a listen-only basis by dialing 800-257-7087 (U.S. & Canadian callers) and 303-262-2137 (international callers). A taped replay of the conference call is available via the Internet address listed above or via telephone until May 18, 2005, at 800-405-2236 (U.S. & Canadian callers) and 303-590-3000 (international callers) access code 11030155#.

A copy of this release and table attachments will also be available on the Company’s website at http://investorrelations.shurgard.com.

* * *

The Company uses FFO in addition to net earnings to report its operating results. The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts. Accordingly, FFO is defined as net earnings (computed in accordance with GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes the Company’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in FFO. The Company believes FFO is a meaningful disclosure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The Company believes that the values of real estate assets fluctuate due to market conditions. The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings, as determined in accordance with U.S. GAAP, as an indication of the Company’s financial performance. A reconciliation of GAAP net income to FFO is included in the tables attached to this release.

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding the earnings guidance, projected development activity, including our projected revenues, expenses, FFO projections, and net income projections for 2005 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include the risks that implementation of the business plan, including marketing and sales initiatives, will not be successful and that the Company’s earnings, expenses or revenues may be affected by other factors, such as: the risk that changes in economic conditions in the markets in which we operate; the risk that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in lease up of newly developed properties; the risk that new developments could be delayed or reduced; the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses; the risk that tax law changes may change the taxability of future income; the risk that increases in interest rates may increase the cost of refinancing long term debt; and the risk that the Company’s alternatives for funding its business plan may be impaired by the economic uncertainty due to the impact of war or terrorism; and the risk that the Company’s interest in Shurgard Europe may be adversely impacted if that entity is unable to complete formation and funding of its contemplated development joint ventures. We may also be affected by deadlines imposed by the Sarbanes-Oxley Act of 2002 and other pending legislation. Changes in accounting principles, including impending changes in accounting for stock options, may affect the Company’s reported results of operations and financial position. The information presented in this release reflects Shurgard’s expectations as of the date of this release. Except as required by law, Shurgard undertakes no obligation to update or revise the information provided herein.

For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 29, 2005.

INDEX of TABLES TO FOLLOW:

Table 1.	Consolidated Statements of Net Income for the three months ended March 31, 2005 and 2004

Table 2.	Consolidated Balance Sheet as of March 31, 2005 and December 31, 2004

Table 3.	FFO Reconciliation for the three months ended March 31, 2005 and 2004

Table 4.	Split of FFO between European Joint Ventures and the rest of Shurgard Storage Centers, Inc. for the quarter ended March 31, 2005

Table 5.	Earnings Per Share and FFO Per Share for the three months ended March 31, 2005 and 2004

Table 6.	Segment reporting information results for the three months ended March 31, 2005

Table 7.	Segment reporting information results for the three months ended March 31, 2004

Table 8.	Domestic Same Store Results for the three months ended March 31, 2005 and 2004

Table 9.	Summary of Operating Self Storage Properties as of March 31, 2005

Table 10.	Europe Same Store Results for the three months ended March 31, 2005 and 2004

Table 11.	Quarterly comparison for Europe Same Store of first quarter 2005 versus first quarter 2004

Table 12.	Domestic Same Store Vintage Analysis for the three months ended March 31, 2005 and 2004

Table 13.	European Development Performance Vintage Analysis for the three months ended March 31, 2005 and 2004

Table 14.	Foreign exchange translation for the three months ended March 31, 2005 and 2004

Table 15.	Store Asset Values and Operating Information for the three months ended March 31, 2005

Table 1: SHURGARD STORAGE CENTERS, INC.

QUARTER-TO-DATE OPERATING RESULTS (unaudited)

Condensed Consolidated Statements of Net Income for the three months ended March 31, 2005 and 2004

(Amounts in thousands except share data)

	For the three months ended March 31,
	2005	2004
Revenue
Storage center operations	$112,478	$97,988
Other	1,386	1,320

Total revenue	113,864	99,308

Expenses
Operating	49,378	41,231
Real estate taxes	9,815	9,081
Real estate development expenses	3,253	561
Depreciation and amortization	23,373	20,163
General, administrative and other	8,029	9,220

Total expenses	93,848	80,256

Income from storage center operations	20,016	19,052

Other Income (Expense)
Interest expense	(24,125)	(19,809)
Loss on derivatives	(359)	(777)
Foreign exchange loss	(3,848)	(1,950)
Interest income and other, net	960	515

Other expense, net	(27,372)	(22,021)

Loss before equity in earnings of other real estate investments, net, minority interest and income taxes	(7,356)	(2,969)
Minority interest	6,110	4,532
Equity in earnings of other real estate investments	21	2
Income tax expense	(10)	(23)

(Loss) income from continuing operations	(1,235)	1,542

Discontinued operations
Income from discontinued operations	68	492
Gain on sale of discontinued operations	6,423	—

Total income from discontinued operations	6,491	492

Cumulative effect of change in accounting principle	—	(2,339)

Net Income (loss)	5,256	(305)
Net Income (loss) Allocation
Preferred stock dividends and other	(3,042)	(3,058)

Net income (loss) available to common shareholders	$2,214	$(3,363)

Net Income (loss) per Common Share - Basic and Diluted:
Loss from continuing operations available to common shareholders	$(0.09)	$(0.03)
Total discontinued operations	0.14	0.01
Cumulative effect of change in accounting principle	—	(0.05)

Net income (loss) per share	$0.05	$(0.07)

Distributions per common share	$0.55	$0.54

Table 2: SHURGARD STORAGE CENTERS, INC.

BALANCE SHEET (unaudited)

Condensed Consolidated Balance Sheet as of March 31, 2005 and December 31, 2004

(Amounts in thousands except share data)

	March 31, 2005	December 31, 2004
ASSETS:
Storage centers:
Operating storage centers	$3,102,262	$3,143,488
Less accumulated depreciation	(495,438)	(479,531)

Operating storage centers, net	2,606,824	2,663,957
Construction in progress	72,784	58,431
Properties held for sale	5,718	8,328

Total storage centers	2,685,326	2,730,716

Cash and cash equivalents	52,148	50,277
Restricted cash	5,575	7,181
Goodwill	24,206	24,206
Other assets	119,800	120,504

Total assets	$2,887,055	$2,932,884

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$52,227	$60,938
Other liabilities	98,897	112,014
Lines of credit	418,100	397,300
Notes payable	1,278,293	1,287,202

Total liabilities	1,847,517	1,857,454

Minority interest	160,367	169,232

Commitments and contingencies (Notes 15)

Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 46,658,253 and 46,624,900 shares issued and outstanding, respectively	47	47
Additional paid-in capital	1,128,533	1,127,138
Accumulated deficit	(378,292)	(354,985)
Accumulated other comprehensive (loss) income	(2,300)	2,815

Total shareholders’ equity	879,171	906,198

Total liabilities and shareholders’ equity	$2,887,055	$2,932,884

Table 3: SHURGARD STORAGE CENTERS, INC.

FFO (unaudited)

FFO Reconciliation for the three months ended March 31, 2005 and 2004

(in thousands except share data)

	For the three months ended March 31,
(in thousands)	2005	2004
Net income (loss)	$5,256	$(305)
Depreciation and amortization (1)	19,723	17,879
Gain on sale of operating properties	(6,423)	—
Cumulative effect of change in accounting principle	—	2,339

FFO	18,556	19,913
Preferred distribution and other	(3,042)	(3,058)

FFO attributable to common shareholders	$15,514	$16,855

FFO per share	$0.33	$0.36

Distributions per common share	$0.55	$0.54

(1)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

Table 4: SHURGARD STORAGE CENTERS, INC.

Split of FFO between European joint ventures and the rest of Shurgard Storage Centers, Inc.

For the quarter ended March 31, 2005

(in thousands except share data)

	Shurgard Europe 20% owned joint ventures (2)	Shurgard Europe (Excluding joint ventures) (2)	Remainder of Shurgard Storage Centers, Inc.	Consolidated Shurgard Storage Centers, Inc.
Net income (loss)	$(1,079)	$(9,698)	$16,033	$5,256
Depreciation and amortization (1)	237	3,696	15,790	19,723
Gain on sales of operating properties	—	—	(6,423)	(6,423)

FFO	$(842)	$(6,002)	$25,400	$18,556

(1)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.
(2)	Balances are presented net of minority interests.

Table 5: SHURGARD STORAGE CENTERS, INC.

EARNINGS PER SHARE AND FFO PER SHARE (unaudited)

Earnings Per Share and FFO Per Share for the three months ended March 31, 2005 and 2004

(in thousands except share data)	Earnings	Basic and Diluted Per share
For the three months ended March 31, 2005
Number of shares		46,514
Loss from continuing operations	$(1,235)
Less: preferred distributions and other	(3,042)

Loss from continuing operations available to common shareholders adjusted	(4,277)	$(0.09)
Discontinued operations	6,491	0.14
Cumulative effect of change in accounting principle	—	—

Net Income	$2,214	$0.05

For the three months ended March 31, 2004
Number of shares		45,654
Income from continuing operations	$1,542
Less: preferred distributions and other	(3,058)

Loss from continuing operations available to common shareholders adjusted	(1,516)	$(0.03)
Discontinued operations	492	0.01
Cumulative effect of change in accounting principle	(2,339)	(0.05)

Net Loss	$(3,363)	$(0.07)

(in thousands except share data)	FFO	Per share
For the three months ended March 31, 2005
Number of shares Basic share		46,514
Effect of dilutive stock options		673
Number of shares Diluted share		47,187
FFO	$18,556
Less: preferred distributions and other	(3,042)

FFO available to common
shareholders adjusted	$15,514	$0.33

For the three months ended March 31, 2004
Number of shares Basic share		45,654
Effect of dilutive stock options		701
Number of shares Diluted share		46,355
FFO	$19,913
Less: preferred distributions and other	(3,058)

FFO available to common shareholders adjusted	$16,855	$0.36

Table 6: SHURGARD STORAGE CENTERS, INC.

SEGMENT REPORTING INFORMATION RESULTS (unaudited)

Segment reporting information results for the three months ended March 31, 2005

Three months ended March 31, 2005
	Domestic		Europe		Total
(dollars in thousands except average rent)	Amount	% of total	Amount	% of total	Amount	% of total
Same Store (1)
Number of Storage Centers	444	93%	96	71%	540	89%
Revenues	$78,239	95%	$25,298	83%	$103,537	91%
NOI after indirect and leasehold expense	$45,102	96%	$9,611	122%	$54,713	100%
Avg. annual rent per sq. ft. (3)	$11.81		$23.69
Avg. sq. ft. occupancy	84%		73%
Total Storage Center Costs (4)	$1,769,855	91%	$817,787	74%	$2,587,642	85%

New Store (2)
Number of Storage Centers	31	7%	39	29%	70	11%
Revenues	$4,543	5%	$5,140	17%	$9,683	9%
NOI after indirect and leasehold expense	$1,679	4%	(1,720)	-22%	$(41)	0%
Avg. sq. ft. occupancy	67%		38%
Total Storage Center Costs (4)	$174,559	9%	$294,765	26%	$469,324	15%

Combined New and Same Stores
Number of Storage Centers	475	100%	135	100%	610	100%
Revenues	$82,782	100%	$30,438	100%	$113,220	100%
NOI after indirect and leasehold expense	$46,781	100%	$7,891	100%	$54,672	100%
Total Storage Center Costs (4)	$1,944,414	100%	1,112,552	100%	$3,056,966	100%

(1)	Our definition of Same Store includes existing storage centers acquired prior to January 1 of the previous year as well as developed properties that have been operating for a full two years as of January 1 of the current year. Our definition of Same Store results in the addition of storage centers each year as new acquisitions and developments meet the criteria for inclusion, so we then include these storage centers in the previous year’s comparable data. Other storage companies may define Same Store differently, which will affect the comparability of the data.
(2)	Our definition of New Store, as shown in the table above, includes existing domestic facilities that had not been acquired or leased as of January 1 of the previous year as well as developed properties that have not been operating a full two years as of January 1 of the current year.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.
(4)	Total costs capitalized to storage centers.

Table 7: SHURGARD STORAGE CENTERS, INC.

SEGMENT REPORTING INFORMATION RESULTS (unaudited)

Segment reporting information results for the three months ended March 31, 2004

	Domestic		Europe		Total
Three months ended March 31, 2004 (dollars in thousands except average rent)	Amount	% of total	Amount	% of total	Amount	% of total
Same Store (1)
Number of Storage Centers	444	96%	96	79%	540	92%
Revenues	$73,974	99%	$22,379	94%	$96,353	97%
NOI after indirect and leasehold expense	$43,677	101%	$8,206	149%	$51,883	106%
Avg. annual rent per sq. ft.(3)	$11.36		$23.24
Avg. sq. ft. occupancy	82%		66%

New Store (2)
Number of Storage Centers	18	4%	26	21%	44	8%
Revenues	$1,073	1%	$1,406	6%	$2,479	3%
NOI after indirect and leasehold expense	$(379)	-1%	(2,685)	-49%	$(3,064)	-6%
Avg. sq. ft. occupancy	38%		11%

Combined New and Same Stores
Number of Storage Centers	462	100%	122	100%	584	100%
Revenues	$75,047	100%	$23,785	100%	$98,832	100%
NOI after indirect and leasehold expense	$43,298	100%	$5,521	100%	$48,819	100%

(1)	Our definition of Same Store includes existing storage centers acquired prior to January 1 of the previous year as well as developed properties that have been operating for a full two years as of January 1 of the current year. Our definition of Same Store results in the addition of storage centers each year as new acquisitions and developments meet the criteria for inclusion, so we then include these storage centers in the previous year’s comparable data. Other storage companies may define Same Store differently, which will affect the comparability of the data.
(2)	Our definition of New Store, as shown in the table above, includes existing domestic facilities that had not been acquired or leased as of January 1 of the previous year as well as developed properties that have not been operating a full two years as of January 1 of the current year.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 8: SHURGARD STORAGE CENTERS, INC.

DOMESTIC QUARTER TO DATE SAME STORE RESULTS (unaudited)

Domestic Same Store Results for the three months ended March 31, 2005 and 2004

Same Store Results (1)

	For the three months ended March 31,
(dollars in thousands)	2005	2004	% Change
Storage center operations revenue	$78,239	$73,974	5.8%
Operating expense:
Personnel expenses	9,026	8,232	9.6%
Real estate taxes	7,524	7,268	3.5%
Repairs and maintenance	2,284	2,462	-7.2%
Marketing expense	1,931	1,748	10.5%
Utilities and phone expenses	2,900	2,884	0.6%
Cost of goods sold	834	747	11.6%
Store admin and other expenses	3,309	2,515	31.6%

Direct operating and real estate tax expense	27,808	25,856	7.5%

NOI	50,431	48,118	4.8%
Leasehold expense	1,129	1,025	10.1%

NOI after leasehold expense	49,302	47,093	4.7%
Indirect operating expense (2)	4,200	3,416	23.0%

NOI after indirect operating and leasehold expense	$45,102	$43,677	3.3%

Avg. annual rent per sq.ft. (3)	$11.81	$11.36	4.0%
Avg. sq.ft. occupancy	84%	82%
Total net rentable sq.ft.	29,246,000	29,246,000
Number of properties as of December 31	444	444

(1)	Table includes the total operating results of each storage center regardless of our percentage ownership interest in that storage center.
(2)	Indirect operating expense includes certain shared property costs such as district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Does not include containerized storage operations, internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 9: SHURGARD STORAGE CENTERS, INC.

SUMMARY OF OPERATING SELF STORAGE PROPERTIES (unaudited)

Summary of Operating Self Storage Properties as of March 31, 2005

	Domestic		European		Total
	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet
100% owned or leased	372	23,938,000	1	38,000	373	23,976,000
Partially owned or leased, consolidated	100	7,004,000	134	7,224,000	234	14,228,000
Properties under leasing arrangements	3	211,000	—	—	3	211,000
Fee managed	24	1,454,000	—	—	24	1,454,000

	499	32,607,000	135	7,262,000	634	39,869,000

Table 10: SHURGARD STORAGE CENTERS, INC.

EUROPE QUARTER TO DATE SAME STORE RESULTS (unaudited)

Europe Same Store Results for three months ended March 31, 2005 and 2004 (1)

	Three months ended March 31,
(in thousands except average rent)	2005	2004	% Change
Storage center operations revenue	$25,298	$22,379	13.0%
Operating expense:
Personnel expenses	3,497	3,309	5.7%
Real estate taxes	1,194	1,191	0.3%
Repairs and maintenance	931	917	1.5%
Marketing expense	2,349	1,956	20.1%
Utilities and phone expenses	886	772	14.8%
Cost of goods sold	899	771	16.6%
Store admin and other expenses	2,028	1,764	15.0%

Direct operating and real estate tax expense	11,784	10,680	10.3%

NOI	13,514	11,699	15.5%
Leasehold expense	521	498	4.6%

NOI after leasehold expense	12,993	11,201	16.0%
Indirect operating expense (2)	3,382	2,995	12.9%

NOI after indirect operating and leasehold expense	$9,611	$8,206	17.1%

Avg. annual rent per sq. ft. (3)	$23.69	$23.24	1.9%
Avg. sq. ft. occupancy	73%	66%	10.6%
Total net rentable sq. ft.	5,288,000	5,288,000
Number of properties	96	96

(1)	Amounts for both years have been translated from local currencies at a constant exchange rate using the average exchange rate for the three months ended March 31, 2005 for the 2005 to 2004 comparison.
(2)	Indirect operating expense includes certain shared property costs such as district and regional management, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, human resources and accounting. It does not include internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.
(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 11: SHURGARD STORAGE CENTERS, INC.

EUROPEAN 2004 QUARTERLY COMPARISON (unaudited)

Quarterly comparison for European same store of first quarter 2005 versus first quarter 2004

			Percent change compared to prior quarter
	Number of Properties	Q1 2005 Average Occupancy	Q1 Revenue	Q1 NOI (after leasehold expenses)	Q1 Occupancy	Q1 Rate
Belgium	17	72.1%	3.1%	-1.1%	1.1%	1.7%
Netherlands	22	63.9%	18.8%	5.5%	12.7%	5.6%
France	23	79.2%	14.5%	22.5%	11.9%	1.3%
Sweden	20	75.2%	12.9%	20.2%	11.3%	2.1%
Denmark	4	79.2%	37.6%	56.8%	36.7%	0.0%
United Kingdom	10	72.8%	8.5%	23.8%	18.9%	-6.3%

Europe Totals	96	72.9%	13.0%	16.0%	10.6%	1.9%

Table 12: SHURGARD STORAGE CENTERS, INC.

DOMESTIC YEAR TO DATE SAME STORE VINTAGE TABLE (unaudited)

Domestic Same Store Vintage Analysis for the three months ended March 31, 2005 and 2004

	Number of Properties	(In millions) Total Storage Center Cost (1)	Total Net Rentable sq. ft. when all phases are complete	Average Occupancy		Average Annual Rent (per sq. ft) (2)		(In thousands) Revenue		(In thousands) NOI (after leasehold expenses)
				Three months ended		Three months ended		Three months ended		Three months ended
				3/31/2005	3/31/2004	3/31/2005	3/31/2004	3/31/2005	3/31/2004	3/31/2005	3/31/2004
Same Store since 2005	34	$178.0	2,322,000	80%	74%	$12.49	$11.67	$6,177	$5,380	$3,364	$2,644
Same Store since 2004	59	217.2	4,382,000	78%	75%	8.43	7.91	7,826	6,970	4,853	3,933
Same Store since 2003 or prior	351	1,374.7	22,542,000	85%	85%	12.35	11.92	64,236	61,624	41,085	40,516

Same Store total	444	$1,769.9	29,246,000	84%	82%	$11.81	$11.36	$78,239	$73,974	$49,302	$47,093

(1)	Total capitalized costs to storage centers since the store was acquired or developed.
(2)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 13: SHURGARD STORAGE CENTERS, INC.

EUROPEAN DEVELOPMENT (unaudited)

European Development Performance Vintage Analysis for the three months ended March 31, 2005 and 2004

				Total Net Rentable sq. ft. when all phases are complete	Average Occupancy		Average Annual Rent (per sq. ft) (3) (4)		(In thousands) Revenue (3)		(In thousands) NOI (3) (after leasehold expense)
		(in millions) Storage Center Cost			For the three months ended March 31,		For the three months ended March 31,		For the three months ended March 31,		For the three months ended March 31,
	Number of Properties	Development Cost (1)	Total Cost (2)		2005	2004	2005	2004	2005	2004	2005(5)	2004
New store:
Opened in 2005
Germany	—	$—	$—	—	—	—	$—	$—	$—	$—	$(16)	$—
Denmark	—	—	—	—	—	—	—	—	—	—	(47)	—
United Kingdom	—	—	—	—	—	—	—	—	—	—	(54)	—

Total opened in 2005	—	$—	$—	—	—	—	$—	$—	$—	$—	$(117)	$—

Opened in 2004
Germany	4	$26.8	$26.8	202,000	21.1%	—	$19.49	$—	$221	$—	$(302)	$—
France	4	23.9	23.9	217,000	12.0%	—	22.04	—	181	2	(324)	(93)
Denmark	2	14.9	14.9	101,000	34.3%	—	21.84	—	230	—	(32)	(27)
United Kingdom	3	32.0	32.0	123,000	28.4%	0.2%	53.32	31.09	498	4	111	(25)

Total opened in 2004	13	$97.6	$97.6	643,000	21.5%	—	$29.10	$31.09	$1,130	$6	$(547)	$(145)

Opened in 2003
Belgium	1	$3.6	$4.9	45,000	62.7%	31.3%	$16.70	$15.99	$128	$63	$48	$(9)
Netherlands	7	40.0	42.2	351,000	43.9%	14.9%	22.71	21.70	922	311	20	(378)
Germany	5	36.2	36.2	268,000	41.4%	12.4%	16.17	16.21	475	148	(56)	(379)
France	7	44.6	47.6	372,000	42.0%	13.1%	23.30	23.23	1,038	341	85	(450)
Sweden	2	11.9	14.6	94,000	54.5%	23.1%	19.47	17.45	297	115	67	(108)
Denmark	1	8.0	10.5	49,000	87.8%	31.3%	24.67	23.21	291	103	145	2
United Kingdom	3	33.3	41.2	152,000	48.6%	16.3%	42.32	43.32	859	319	336	(125)

Total opened in 2003	26	$177.6	$197.2	1,331,000	46.4%	15.8%	$23.62	$23.03	$4,010	$1,400	$645	$(1,447)

New Store Total	39	$275.2	$294.8	1,974,000	38.3%	10.7%	$24.65	$23.06	$5,140	$1,406	$(19)	$(1,592)

Same store:
Opened in 2002
Belgium	2	$7.5	$10.3	101,000	48.7%	42.1%	$14.19	$13.42	$189	$154	$25	$(11)
Netherlands	7	41.6	56.5	368,000	52.2%	41.1%	22.66	21.17	1,150	854	433	268
France	7	44.4	61.7	378,000	66.1%	50.4%	21.27	21.01	1,536	1,155	534	171
Sweden	3	19.0	26.2	151,000	73.4%	55.3%	22.81	21.58	699	514	376	209
Denmark	2	14.9	20.8	102,000	78.6%	47.4%	22.99	23.91	506	318	243	100
United Kingdom	3	34.8	47.9	166,000	70.4%	47.1%	39.38	46.00	1,263	1,018	702	425

Total opened in 2002	24	$162.2	$223.4	1,266,000	63.1%	46.9%	$24.21	$24.12	$5,343	$4,013	$2,313	$1,162

Opened in 2001 and before
Belgium	15	$72.5	$101.1	894,000	74.7%	74.6%	$17.55	$17.27	$3,240	$3,172	$1,932	$1,990
Netherlands	15	82.8	115.2	821,000	69.1%	63.6%	23.09	21.92	3,507	3,068	1,681	1,735
France	16	94.0	129.9	855,000	85.0%	79.7%	26.60	25.99	5,409	4,910	2,813	2,562
Sweden	17	97.3	135.2	974,000	75.5%	69.5%	21.82	21.48	4,551	4,136	2,397	2,098
Denmark	2	13.6	18.9	107,000	79.8%	68.0%	23.12	22.52	550	450	242	210
United Kingdom	7	68.1	94.1	371,000	73.8%	67.5%	35.85	37.30	2,698	2,630	1,615	1,444

Total opened before 2002	72	$428.3	$594.4	4,022,000		71.4%	$23.55	$23.06	$19,955	$18,366	$10,680	$10,039

Same Store Total	96	$590.5	$817.8	5,288,000	72.9%	65.5%	$23.69	$23.24	$25,298	$22,379	$12,993	$11,201

(1)	The total development cost of these projects is reported in U.S. dollars translated at the March 31, 2005 exchange rate of $1.29 to the euro. The operating results (see note (2) below) are reported at the average exchange rate for the three months ended March 31, 2005 which was $1.31 to the euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. We believe the application of a constant exchange rate to both the property cost and operating results would provide a more meaningful measure of investment yield.
(2)	The total cost of the storage centers includes additional costs of approximately $247 million we paid to acquire additional interests in Shurgard Europe in 2003 and 2004. The amounts have been translated at the March 31, 2005 exchange rate.
(3)	The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for the first quarter of 2005.
(4)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period. On the year of opening the average annual rent is lower as the store had not been opened a full year.
(5)	Expenses in some instances may include certain pre-opening costs.

Table 14: SHURGARD STORAGE CENTERS, INC.

FOREIGN EXCHANGE TRANSLATION (unaudited)

Foreign exchange translation for three months ended March 31, 2005 and 2004

With the growth in the Company’s foreign operations, foreign currency translation has a greater impact on the quarterly reporting of our financial results. Foreign currency translation could cause volatility in the reported financial results of the Company and otherwise limit the comparability of operating results and financial position from one period over another. Specifically, generally accepted accounting principles (“GAAP”) prescribe specific foreign currency translation standards. For example, assets and liabilities are translated at the exchange rate in effect at the end of the applicable period. Revenue, expenses, and other components of the income statement and statement of cash flows are shown at the average exchange rate during the applicable period. For the quarter ended March 31, 2005, the average exchange rate between the Euro and the U.S. Dollar was $1.31 per Euro. During the quarter ended March 31, 2004, the average exchange rate was $1.25 per Euro. Revenues and total expenses for Shurgard Europe increased $1.1 million and $1.2 million, respectively, in the first quarter of 2005 over the first quarter of 2004. As of December 31, 2004 the exchange rate between the Euro and the U.S. Dollar was $1.36 per Euro compared to $1.29 per Euro as of March 31, 2005. Total assets and total liabilities decreased approximately $51 million and $40 million, respectively, from December 31, 2004 to March 31, 2005, as a result of exchange rate variances.

Table 15: SHURGARD STORAGE CENTERS, INC.

STORE ASSET VALUES AND OPERATING INFORMATION SCHEDULE (unaudited)

Store asset values and operating information schedule for the three months ended March 31, 2005

(in thousands except for number of properties)	No. of Properties	Weighted average ownership interest	Net Rentable Square Feet	Occupancy (Q1 Avg)	Gross Book Value (7)	Applicable debt (8)	Q1 Revenue	Q1 NOI (9)	Leasehold Expense
Same Store
Domestic wholly owned or leased (1)	357	100%	23,051	84.1%	$1,407,261	$49,973	$63,889	$40,680	$1,097
Domestic consolidated joint ventures (2)	87	79%	6,195	81.2%	362,594	162,143	14,350	9,751	32
European consolidated subsidiary (4)	96	87%	5,288	72.9%	817,787	405,153	25,298	13,514	521

Total Same Store	540	94%	34,534	81.9%	$2,587,642	$617,269	$103,537	$63,945	$1,650

New Store
Domestic wholly owned or leased developments (1)	11	100%	605	58.8%	$59,525	$—	$1,231	$308	$35
Domestic consolidated joint ventures developments (2)	9	68%	532	50.8%	36,802	1,205	922	313	—
Domestic acquisitions (3)	8	90%	559	85.0%	55,751	34,070	1,728	1,011	—
Domestic Properties under leasing arrangements (6)	3	0%	211	67.9%	22,481	—	662	376	—
European consolidated subsidiary developments (4)	6	87%	287	46.4%	58,454	25,058	1,157	401	—
European 20% development ventures developments (5)	32	17%	1,649	33.0%	220,869	150,437	3,574	(606)	80
European acquisition (3)	1	100%	38	78.0%	15,442	—	409	266	—

Total New Store	70	52%	3,881	50.3%	$469,324	$210,770	$9,683	$2,069	$115

TOTALS	610	89%	38,415	78.7%	$3,056,966	$828,039	$113,220	$66,014	$1,765

1	Includes owned and leased properties in which we have a 100% interest.
2	Includes properties in which we own an interest less than 100% but that are consolidated in our financial statements. The store information and results reflected the full 100% amounts.
3	Includes all stores acquired in 2005 and 2004.
4	Includes properties developed under Shurgard Europe in which we hold an 87.23% interest.
5	Includes properties developed under First and Second Shurgard in which we hold a 17.4% interest.
6	Three storage centers are operated through a leasing arrangement with a California developer for which the storage centers assets are consolidated in our financial statements but not the store operations.
7	Gross Book Value represents the cost of developing properties at the time they were developed, not the value at which partners interests in the properties may have been acquired for at a later date. The actual completed cost of these projects are reported in U.S. dollars translated at the March 31, 2005 exchange rate of $1.29 to the Euro. Operating results are reported at the average exchange rate for the three months ended March 31, 2005 which was $1.31 to the Euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. However, we believe the application of a constant exchange rate to both the property cost and operating results may provide a more meaningful measure of investment yield.
8	Applicable debt represents debt secured by asset pool.
9	Represents Net Operating Income after Direct Expenses. The indirect expenses not included in NOI for Domestic Same Store, European Same store, Domestic New Store and European New Store are the following (in thousands except indirect expense per revenue dollar):

	Q1 indirect expense		Q1 revenue		Indirect expense per revenue dollar
	Domestic	Europe	Domestic	Europe	Domestic	Europe
Same Store	$4,200	$3,382	$78,239	$25,298	$0.05	$0.13

New Store	$294	$1,701	$4,543	$5,140	$0.06	$0.33